Exhibit (g)(2)

Dated: June 20, 2013

AMENDED SCHEDULE II TO THE

CUSTODY AGREEMENT

BETWEEN

TD ASSET MANAGEMENT USA FUNDS INC.

AND

THE BANK OF NEW YORK MELLON

SCHEDULE II

SERIES

TDAM Money Market Portfolio

TDAM U.S. Government Portfolio

TDAM Municipal Portfolio

TDAM California Municipal Money Market Portfolio

TDAM New York Municipal Money Market Portfolio

TDAM Institutional Money Market Fund

TDAM Institutional Municipal Money Market Fund

TDAM Institutional U.S. Government Fund

TDAM Institutional Treasury Obligations Money Market Fund

TDAM Short-Term Bond Fund

TDAM Core Bond Fund

TDAM High Yield Bond Fund

TDAM U.S. Equity Income Fund

TDAM U.S. Large Cap Core Equity Fund

TDAM Global Equity Income Fund

TDAM Global Low Volatility Equity Fund

TDAM Global All Cap Fund

TDAM Target Return Fund

TDAM U.S. Small-Mid Cap Equity Fund

TDAM 1- to 5-Year Corporate Bond Portfolio

TDAM 5- to 10-Year Corporate Bond Portfolio

TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ Kevin LeBlanc
Name: Kevin LeBlanc
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Armando Fernandez
Name: Armando Fernandez
Title: Vice President and Managing Director